UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2018

MYND ANALYTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or Other Jurisdiction	(Commission.	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

 26522 La Alameda
Mission Viejo, CA 92691
(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Chairman Services Agreement

On April 20 2018, MYnd Analytics, Inc. (the "Company") reported that, the Company and Robin L. Smith MD, the Chairman of the Board of Directors agreed to amend the Chairman Services Agreement, dated as of July 14, 2017 (the "Chairman Amendment"). On April 24, 2018, Dr. Smith and the Company agreed to a correction to the Chairman Amendment to provide that Dr. Smith’s annual cash fee for the 2018 calendar year be reduced from $300,000 to $250,000. This change is retroactive to January 1, 2018. Further, pursuant to the Chairman Amendment, Dr. Smith was granted an option on April 16, 2018 to purchase 50,000 shares of common stock (rather than 150,000 shares) under the Company's Amended and Restated 2012 Omnibus Incentive Compensation Plan (the"2012 Plan"), which will not be terminated if Dr. Smith is no longer affiliated with the Company. The options granted under the Chairman Amendment will vest on the date of the grant.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYnd Analytics, Inc.

	By:	/s/ Donald D'Ambrosio
April 24, 2018		Donald D'Ambrosio Chief Financial Officer